UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2010

                          AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Explanatory Note: This current report on Form 8-K/A amends the current report on Form 8-K (the “Original Form 8-K”) filed by American Bio Medica Corporation (the “Company”) with the U.S. Securities and Exchange Commission on August 20, 2010. The Original Form 8-K reported an error in the new base salary of the Company’s Chief Financial Officer and Executive Vice President, Finance Stefan Parker.  The correct disclosure follows:

On August 18, 2010, the Board of Directors of American Bio Medica Corporation (the “Company”), upon recommendation of the Compensation Committee of the Company and upon motion duly made, seconded and carried unanimously, adopted a resolution to increase the base salary of the Company’s Chief Financial Officer and Executive Vice President, Finance Stefan Parker (“Parker”) from $120,000 on an annualized basis to $135,000 on an annualized basis. The increase in base salary is effective August 30, 2010. All other respects of Parker’s employment letter dated August 22, 2007 remain unchanged and in full force and effect.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

10.33.1     Letter Amending Employment Letter between the Company and Stefan Parker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: September 3, 2010	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Vice President & Chief Compliance Officer
Corporate Secretary